EXHIBIT 10.6
PHOENIX INDIA ACQUISITION CORPORATION

August__, 2005

Phoenix Capital Partners, LLC
711 Fifth Avenue
Suite 401
New York, NY 10022

Gentlemen:

This letter will confirm our agreement, that commencing on the effective date (“Effective Date”) of the registration statement of the initial public offering (“IPO”) of the securities of Phoenix India Acquisition Corp. (“Company”) and continuing until the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus), Phoenix Capital Partners, LLC (“Phoenix Capital”) and RKP Capital, Inc. shall make available to the Company certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York City, as may be required by the Company from time to time, situated at 711 Fifth Avenue, Suite 401, New York, New York 10022 (or any successor location). In exchange therefor, the Company shall pay to Phoenix Capital the sum of $7,500 per month (the “Fee”) on the Effective Date and continuing monthly thereafter. It is understood that Phoenix Capital shall pay a portion of the Fee to RKP Capital, Inc. for expenses incurred in connection with the Company’s business.

Very truly yours,

PHOENIX INDIA ACQUISITION CORP.

By:	/s/ Raju Panjwani
Name: Raju Panjwani
Title: Chairman

AGREED TO AND ACCEPTED BY: Phoenix Capital Partners, LLC

By:	/s/ Ramesh Akella
Name: Ramesh Akella
Title: Managing Member

RKP Capital, Inc.

By:	/s/ Rohit Phansalkar
Name: Rohit Phansalkar
Title: Chief Executive Officer